   As filed with the Securities and Exchange Commission on February 8, 1995

                                                   Registration No. 33-86150

    - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                Amendment No. 4

                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                             COMMERCE BANCORP, INC.
             (Exact name of registrant as specified in its charter)
                 New Jersey                           22-2433468
      (State or other jurisdiction of    (I.R.S. Employer Identification No.)
       incorporation or organization)
                                Commerce Atrium
                               1701 Route 70 East
                       Cherry Hill, New Jersey 08034-5400
                                 (609) 751-9000
                  (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)
                                   ----------

                             C. Edward Jordan, Jr.
                            Executive Vice President
                                Commerce Atrium
                               1701 Route 70 East
                       Cherry Hill, New Jersey 08034-5400
                                 (609) 751-9000
                         (Address, including zip code,
                        and telephone number, including
                        area code, of agent for service)
                                   ----------

                                   Copies to:
      Lawrence R. Wiseman, Esquire            Howard L. Shecter, Esquire
      Blank, Rome, Comisky & McCauley         Morgan, Lewis & Bockius
      1200 Four Penn Center Plaza             2000 One Logan Square
      Philadelphia, Pennsylvania 19103        Philadelphia, Pennsylvania 19103
                                   ----------

       Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.
       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
                                   ----------

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14. Other Expenses of Issuance and Distribution

       The estimated expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, are itemized below.

    Securities and Exchange Commission filing fee                              $ 14,775
    National Association of Securities Dealers, Inc. filing fee............    $  4,785
    Accounting fees and expenses...........................................    $ 80,000
    Legal fees and expenses................................................    $100,000
    Printing and engraving.................................................    $ 70,000
    Blue Sky fees and expenses (including legal fees)......................    $  7,500
    Transfer Agent and Registrar fees and expenses.........................    $  1,000
    Miscellaneous..........................................................    $ 21,940
                                                                               --------
       TOTAL...............................................................    $300,000
                                                                               ========






   Item 15. Indemnification of Directors and Officers

       Section 14A:3-5 of the New Jersey Business Corporation Act provides, in substance, that New Jersey corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

       Article VI of the Company's By-laws provides for indemnification to the fullest extent permitted by Section 14A:3-5. Reference is made to the By-laws of the Company filed as Exhibit 3.3 hereto.

       Under Section 6 of the Underwriting Agreement, the Underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 hereto.

   Item 16. Exhibits

     Number                                           Title
   ---------                                          -----
   (1)  1.1              Form of Underwriting Agreement (proof of February 6,
                         1995) between the Company, CS First Boston Corporation and Wheat, First Securities, Inc.

        5.1              Opinion of Blank, Rome, Comisky & McCauley.

   (1) 23.1              Consent of Ernst & Young LLP.

       23.2 Consent of Blank, Rome, Comisky & McCauley (included in Opinion filed as Exhibit 5.1).

   (1) 24.1 Powers of Attorney of certain signatories (included on signature pages).
   ----------
    (1) Previously filed.

   Item 17. Undertakings

       The undersigned registrant hereby undertakes to provide to the Underwriters at the closing, specified in the Underwriting Agreement, shares in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

       The undersigned registrant hereby further undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities shall be deemed the initial bona fide offering thereof.

       (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
   (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cherry Hill, New Jersey, on this 7th day of February, 1995.

                                         COMMERCE BANCORP, INC.


                                         By: /s/ VERNON W. HILL, II
                                         --------------------------------------
                                             VERNON W. HILL, II
                                         Chairman of the Board and President


       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities indicated, on February 7, 1995.


         SIGNATURE                               CAPACITY
         ---------                               --------

   /s/ Vernon W. Hill, II           Chairman of the Board, President and
   -------------------------        Director (Principal ExecutiveOfficer)
   VERNON W. HILL, II

   /s/ C. Edward Jordan, Jr.        Executive Vice President and Director
   -------------------------        (Principal Financial and Accounting Officer)
   C. EDWARD JORDAN, JR.

         *                          Secretary and Director
   -------------------------
   ROBERT C. BECK

         *                          Director
   -------------------------
   DAVID BAIRD, IV

         *                          Director
   -------------------------
   JACK R BERSHAD

                                    Director
   -------------------------
   MORTON N. KERR

                                    Director
   -------------------------
   STEVEN M. LEWIS

         *                          Director
   -------------------------
   DANIEL J. RAGONE
                                    Director

   -------------------------
   JOSEPH T. TARQUINI, JR.

     *By  /s/ C. Edward Jordan, Jr.
        ---------------------------
       C. EDWARD JORDAN, JR.,
          Attorney-in-Fact

                                 EXHIBIT INDEX

    Number                                    Title
    ------                                    -----

    (1) 1.1         Form of Underwriting Agreement (proof of February 6, 1995)
                     between the Company, CS First Boston Corporation and Wheat, First Securities, Inc.

        5.1         Opinion of Blank, Rome, Comisky & McCauley.

    (1)23.1         Consent of Ernst & Young LLP.

       23.2         Consent of Blank, Rome, Comisky & McCauley
                     (included in Opinion filed as Exhibit 5.1).

    (1)24.1         Powers of Attorney of certain signatories (included on
                     signature pages).


   ----------
   (1) Previously filed.